EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2023 Financial Results

SEATTLE, May 03, 2023 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2023.

“We started the year strong with clonoSEQ test volume growth of 57% in the first quarter versus the same period in the prior year,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “We are on track to deliver on our annual goals in both MRD and Immune Medicine and remain committed to drive operational efficiencies while managing capital allocation to support growth.”

Recent Highlights

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Revenue of $37.6 million for the first quarter 2023, representing a 3% decrease from $38.6 million in the first quarter 2022, which reflects the expected $3.2 million decline in amortization of the Genentech upfront payment.
•
clonoSEQ test volume increased 57% to 12,079 tests delivered in the first quarter 2023, compared to the first quarter of prior year.
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Signed a new translational pan-portfolio collaboration with Takeda for the use of clonoSEQ to measure MRD as a clinical endpoint.
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Immune Medicine generated $16.2 million in revenue during the first quarter 2023 from two distinct areas (Pharma Services and Drug Discovery), representing 43% of total first quarter revenue.
•
Announced the consolidation of the President and Chief Operating Officer roles under Julie Rubinstein.

First Quarter 2023 Financial Results

Revenue was $37.6 million for the quarter ended March 31, 2023, representing a 3% decrease from the first quarter in the prior year. Immune Medicine revenue was $16.2 million for the quarter, representing a 22% decrease from the first quarter in the prior year mainly driven by a decline in amortization of the Genentech upfront payment. MRD revenue was $21.4 million for the quarter, representing a 20% increase from the first quarter in the prior year.

Operating expenses were $94.8 million for the first quarter of 2023, compared to $101.7 million in the first quarter of the prior year, representing a decrease of 7%. Interest expense from our revenue interest purchase agreement was $3.5 million in the first quarter of 2023.

Net loss was $57.7 million for the first quarter of 2023, compared to $62.8 million for the same period in 2022.

Adjusted EBITDA (non-GAAP) was a loss of $37.1 million for the first quarter of 2023, compared to a loss of $43.1 million for the first quarter of the prior year.

Cash, cash equivalents and marketable securities was $440.7 million as of March 31, 2023.

2023 Financial Guidance

Adaptive Biotechnologies reiterates full year 2023 revenue to be in the range of $205 million to $215 million. We continue to expect operating expenses, including cost of revenue, to be below full year 2022 operating expenses of $385.5 million.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter 2023 financial results after market close on Wednesday, May 3, 2023 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, restructuring expense and share-based compensation expense. We have provided a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our March 2022 restructuring and reduction in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$37,647	$38,620
Operating expenses
Cost of revenue	18,681	13,192
Research and development	32,601	37,839
Sales and marketing	22,308	26,093
General and administrative	20,831	24,144
Amortization of intangible assets	419	419
Total operating expenses	94,840	101,687
Loss from operations	(57,193)	(63,067)
Interest and other income, net	3,024	271
Interest expense	(3,531)	—
Net loss	(57,700)	(62,796)
Add: Net loss attributable to noncontrolling interest	1	60
Net loss attributable to Adaptive Biotechnologies Corporation	$(57,699)	$(62,736)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.40)	$(0.44)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	143,511,142	141,697,252

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$94,612	$90,030
Short-term marketable securities (amortized cost of $347,988 and $412,282, respectively)	346,083	408,166
Accounts receivable, net	30,972	40,057
Inventory	19,874	14,453
Prepaid expenses and other current assets	9,792	9,440
Total current assets	501,333	562,146
Long-term assets
Property and equipment, net	81,294	83,447
Operating lease right-of-use assets	78,960	80,763
Restricted cash	2,315	2,398
Intangible assets, net	6,408	6,827
Goodwill	118,972	118,972
Other assets	2,181	2,064
Total assets	$791,463	$856,617
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,333	$8,084
Accrued liabilities	8,041	12,424
Accrued compensation and benefits	6,120	15,935
Current portion of operating lease liabilities	9,287	9,230
Current portion of deferred revenue	60,320	64,115
Total current liabilities	90,101	109,788
Long-term liabilities
Operating lease liabilities, less current portion	96,494	98,772
Deferred revenue, less current portion	53,908	58,599
Revenue interest liability, net	127,008	125,360
Total liabilities	367,511	392,519
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2023 and December 31, 2022; no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2023 and December 31, 2022; 144,279,969 and 143,105,002 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	14	14
Additional paid-in capital	1,402,692	1,387,349
Accumulated other comprehensive loss	(1,905)	(4,116)
Accumulated deficit	(976,781)	(919,082)
Total Adaptive Biotechnologies Corporation shareholders’ equity	424,020	464,165
Noncontrolling interest	(68)	(67)
Total shareholders’ equity	423,952	464,098
Total liabilities and shareholders’ equity	$791,463	$856,617

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2023	2022
Net loss attributable to Adaptive Biotechnologies Corporation	$(57,699)	$(62,736)
Interest and other income, net	(3,024)	(271)
Interest expense	3,531	—
Depreciation and amortization expense	5,423	5,056
Restructuring expense	—	2,012
Share-based compensation expense	14,671	12,861
Adjusted EBITDA	$(37,098)	$(43,078)